Exhibit 99.1

As most of you know, on July 23 Cisco announced its agreement to acquire Sourcefire. The acquisition is expected to close during the second half of calendar year 2013, subject to customary closing conditions and regulatory reviews.

I wanted to personally share more about the tremendous opportunity that lies ahead with our combined companies. The support of our valued customers and partners has brought us to where we are today, and we are very excited to continue to serve you by being even bigger, stronger, and faster than ever before. In fact, the combination of Sourcefire’s innovation, security expertise, and best-in-class products plus Cisco’s sales channels, global reach, and infrastructure puts us in an even better position to address your biggest security challenges.

Innovation has always been at the core of who we are, and this will not change. Cisco is committed to supporting our commercial and government solutions, as well as our open source projects. This acquisition not only accelerates their security strategy, but it accelerates the realization of our vision for a new model of security that continually addresses threats across the entire attack continuum – before, during and after an attack.

As important as technology and innovation is, Cisco knows the value of the people who make up the Sourcefire family, and our specialized security talent was a big part of its decision. At Cisco, I will become Vice President and Chief Architect for security, reporting directly to Chris Young, SVP of the Security Group. Further, we will maintain our presence in Maryland and the greater Washington D.C. area, as Cisco recognizes this area as a center of excellence for security innovation.

As always, world-class Sourcefire support remains available 24 x 7 and a ready sales team is here to answer any questions or concerns you may have. Stay tuned for additional information as it becomes available.

In the meantime, resources are below:

•	Press Release

•	Blog Post

•	Webcast

Thank you for being a valued member of the Sourcefire family!

Best regards,

Martin Roesch

Founder and Chief Technology Officer

Sourcefire

Additional Information and Where to Find It

In connection with the proposed acquisition by Cisco Systems, Inc. (“Cisco”) of Sourcefire, Inc. (“Sourcefire”) pursuant to the terms of an Agreement and Plan of Merger by and among Sourcefire, Cisco, and a wholly-owned subsidiary of Cisco, Sourcefire will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement (including all amendments and supplements) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Sourcefire, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Sourcefire’s Investor Relations web site (http://investor.sourcefire.com/) or by directing a request to Sourcefire at: Sourcefire, Inc., 9770 Patuxent Woods Drive, Columbia, MD 21046. Sourcefire and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Sourcefire’s stockholders with respect to the acquisition. Information about Sourcefire’s executive officers and directors is set forth in the proxy statement for the Sourcefire 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of Sourcefire and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

Forward-Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties concerning Cisco’s proposed acquisition of Sourcefire, Sourcefire’s expected financial performance, as well as Sourcefire’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of our customers to the transaction; general economic conditions; the possibility that Sourcefire may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Cisco and Sourcefire file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Sourcefire identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Sourcefire is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.